SUPPORT AND STANDSTILL AGREEMENT
THIS SUPPORT AND STANDSTILL AGREEMENT, dated as of October 17, 2018 (this “Agreement”), is entered into by and among Sabalo Holdings, LLC, a Delaware limited liability company (“Contributor”), Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Acquiror”), Earthstone Energy, Inc., a Delaware corporation (“Acquiror Parent” and, together with Acquiror, the “Acquiror Parties”) and EnCap Investments, L.P. (“EnCap” and, together with Contributor and the Acquiror Parties, the “Parties”).
RECITALS
WHEREAS, concurrently herewith, Contributor and the Acquiror Parties are entering into a Contribution Agreement (the “Contribution Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Contributor will contribute to Acquiror, and Acquiror will acquire and accept, and the Acquiror Parties will pay for, the Company Group Interests (as defined in the Contribution Agreement) (the “Transactions”);
WHEREAS, as of the date hereof, EnCap is the record and/or beneficial owner in the aggregate of, and has the right to vote and dispose of, (i) 5,250,552 shares of Class A common stock of Acquiror Parent, par value $0.001 per share ( “Class A Common Stock”) and (ii) 33,956,524 shares of Class B common stock of Acquiror Parent, par value $0.001 per share ( “Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) (such shares owned by EnCap, the “Existing Shares”);
WHEREAS, as a condition and inducement to Contributor’s and the Acquiror Parties’ willingness to enter into the Contribution Agreement and to proceed with the transactions contemplated thereby, including the Transactions, the Parties are entering into this Agreement; and
WHEREAS, EnCap acknowledges that Contributor and the Acquiror Parties are entering into the Contribution Agreement in reliance on EnCap’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of EnCap set forth herein and would not enter into the Contribution Agreement if EnCap did not enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:
1.Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Contribution Agreement.
“Covered Shares” means, EnCap’s Existing Shares, together with any shares of Common Stock that EnCap becomes the record and/or beneficial owner of on or after the date hereof.

“Proxy Designee” means a Person designated by the Special Committee by written notice to each of the Parties, which notice may simultaneously revoke the designation of any Person as a Proxy Designee.
“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).
2.    Agreement to Vote in Favor of the Transactions. Prior to the Termination Date (as defined herein), EnCap (on behalf of itself and any other entity it controls) irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of Acquiror Parent (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (in all manners and by each applicable class) (a) in favor of the Transactions, the Contribution Agreement and any other matter necessary for the consummation of the transactions contemplated by the Contribution Agreement, including the Transactions, and (b) against any action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Transactions. If EnCap is the beneficial owner, but not the record holder, of any Covered Shares, EnCap agrees to take all actions necessary to cause the record holder and any nominees to vote (or exercise a consent with respect to) all of such Covered Shares in accordance with this Section 2. Except as otherwise set forth in or contemplated by this Agreement, EnCap may vote the Covered Shares in its discretion on all matters submitted for the vote of the stockholders of Acquiror Parent in a manner that is not inconsistent with the terms of this Agreement.
3.    Grant of Irrevocable Proxy; Appointment of Proxy.
(a)    FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, ENCAP HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, FRANK A. LODZINSKI, AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, AS ENCAP’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED SHARES SOLELY IN ACCORDANCE WITH SECTION 2. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE SPECIAL COMMITTEE) AND COUPLED WITH AN

INTEREST, AND ENCAP WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY ENCAP WITH RESPECT TO THE COVERED SHARES (AND ENCAP HEREBY REPRESENTS TO THE OTHER PARTIES THAT ANY SUCH OTHER PROXY IS REVOCABLE).
(b)    The proxy granted in this Section 3 shall automatically expire upon the termination of this Agreement.
4.    Standstill Agreement. EnCap (on behalf of itself and any other entity it controls) agrees that it shall not, and since the date hereof it has not, directly or indirectly, through its Subsidiaries or Affiliates or otherwise, without the prior written consent of the Special Committee, in any manner:
(a)    acquire, agree to acquire or make any proposal or offer to acquire (except as contemplated by the Contribution Agreement), any additional securities or property of or interests in Acquiror Parent or any of its Subsidiaries, or any rights or options to acquire any such securities, property or interests;
(b)    Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or any other equity securities in Acquiror Parent held, directly or indirectly, by EnCap or beneficial ownership or voting power thereof or therein (including by operation of law), except as contemplated by this Agreement;
(c)    enter into, or make any proposal (except for the Contribution Agreement and the transactions contemplated thereby) or offer with respect to any merger, consolidation, business combination, reorganization or similar transaction involving Acquiror Parentor any of its Subsidiaries;
(d)    amend or propose to amend the certificate of incorporation of Acquiror Parent (other than as expressly agreed under the Contribution Agreement), or the organizational documents of any Subsidiary of Acquiror Parent;
(e)    make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent, or seek to advise or influence any Person with respect to the voting of, or granting of a consent with respect to, any securities of or interests in Acquiror Parent or any of its Subsidiaries;

(f)    cause Acquiror Parent or any of its Subsidiaries to issue any additional securities or interests or to take or propose to take, directly or indirectly, any action described in clauses (a), (b), (c), (d) or (e) above, except as permitted pursuant to the Contribution Agreement;
(g)    vote or give consent with respect to any security of or interest in Acquiror Parent or any of its Subsidiaries in favor of any transaction, proposal, offer or amendment described in clauses (a), (b), (c) or (d) above if such transaction, proposal, offer or amendment was not approved and recommended to security holders or interest holders by the Special Committee;
(h)    form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of or interests in Acquiror Parent other than any “group” pursuant to which EnCap is included as disclosed pursuant to any Schedule 13D filed with the Securities and Exchange Commission on or prior to the date of this Agreement;
(i)    enter into, propose or solicit any arrangement or understanding with another Person other than this Agreement pursuant to which EnCap or any of its respective Affiliates may vote or consent, or direct or influence the voting or failure to vote or consenting or failure to consent, of any security of or interest in Acquiror Parent not owned of record on the date hereof by EnCap or such Affiliates;
(j)    provide, or act as agent for the purpose of obtaining, debt or equity financing for any transaction described in clauses (a), or (c) above;
(k)    disclose any intention, plan or arrangement inconsistent with the foregoing; or
(l)    propose, agree to, promote, solicit or publicly announce its willingness to undertake or support any of the foregoing, or advise, assist or encourage any other Person in connection with any of the foregoing.
5.    Termination. This Agreement shall terminate upon the earliest of (a) the closing of the transactions contemplated by the Contribution Agreement, (b) the termination of the Contribution Agreement in accordance with its terms and (c) the mutual written agreement of the Parties to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 12 to 23 shall survive the termination of this Agreement; provided further that any liability incurred by any Party as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

6.    Representations and Warranties of EnCap. EnCap hereby represents and warrants to the other Parties as follows:
(a)    EnCap is duly organized, validly existing and in good standing under the laws of its jurisdiction or incorporation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by EnCap, the performance by EnCap of its obligations hereunder and the consummation by EnCap of the transactions contemplated hereby have been duly and validly authorized by EnCap and no other actions or proceedings on the part of EnCap are necessary to authorize the execution and delivery by EnCap of this Agreement, the performance by EnCap of its obligations hereunder or the consummation by EnCap of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EnCap and, assuming due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of EnCap, enforceable against EnCap in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(b)    EnCap is the record holder and/or beneficial owner of, and has good and valid title to, its Covered Shares, free and clear of liens other than as created by this Agreement. EnCap has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its Covered Shares. As of the date hereof, other than the Existing Shares, EnCap is not a record holder of nor owns beneficially any (i) shares of Common Stock or other voting securities of Acquiror Parent, (ii) securities of Acquiror Parent convertible into or exchangeable for shares of Common Stock or other voting securities of Acquiror Parent or (iii) options or other rights to acquire from Acquiror Parent any shares of Common Stock, other voting securities or securities convertible into or exchangeable for shares of Common Stock or other voting securities of Acquiror Parent. The Covered Shares are not subject to any voting trust agreement or other contract to which EnCap is a party restricting or otherwise relating to the voting or Transfer of the Covered Shares. EnCap has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.
(c)    Except as contemplated by this Agreement, EnCap (i) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (ii) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with EnCap’s obligations pursuant to this Agreement.

(d)    Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary on the part of EnCap for the execution, delivery and performance of this Agreement by EnCap or the consummation by EnCap of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by EnCap nor the consummation by EnCap of the transactions contemplated hereby nor compliance by EnCap with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of EnCap, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on such property or asset of EnCap pursuant to, any contract to which EnCap is a party or by which EnCap or any property or asset of EnCap is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to EnCap or any of EnCap’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of EnCap to perform its obligations hereunder.
(e)    As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against EnCap or, to the knowledge of EnCap, any other Person or, to the knowledge of EnCap, threatened against EnCap or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Parties of their rights under this Agreement or the performance by any Party of its obligations under this Agreement.

7.    Transfer Agent. EnCap hereby authorizes Acquiror or its counsel to notify the transfer agent that there is a stop transfer order with respect to all Covered Shares (and that this Agreement places limits on the voting and Transfer of such Covered Shares); provided, however, that Acquiror or its counsel will further notify the transfer agent to lift and vacate the stop transfer order with respect to the Covered Shares on the earlier of (a) the date on which the written consent of EnCap is delivered in accordance with Section 2 and (b) the Termination Date.
8.    EnCap Capacity. This Agreement is being entered into by EnCap solely in its capacity as a holder of Acquiror Common Stock, and nothing in this Agreement shall restrict or limit the ability of EnCap or any Affiliate or any employee thereof who is a director or officer of Acquiror Parent to take any action in his or her capacity as a director or officer of Acquiror Parent to the extent specifically permitted by the Contribution Agreement.
9.    Disclosure. EnCap hereby authorizes Acquiror Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement EnCap’s identity and ownership of the Covered Shares and the nature of the EnCap’s obligations under this Agreement.
10.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Contributor or the Acquiror Parties any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit relating to the Covered Shares shall remain vested in and belong to EnCap, and Contributor and the Acquiror Pareties shall have no authority to direct EnCap in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
11.    Non-Survival of Representations and Warranties. The representations and warranties of EnCap contained herein shall not survive the Termination Date.
12.    Amendment and Modification. Subject to the provisions of the applicable Laws, at any time prior to the Termination Date, the Parties may modify or amend this Agreement, by written agreement of the Parties.
13.    Waiver. The failure of any Party to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise by any Party of any of its rights hereunder precludes any other or further exercise of such rights or any other rights hereunder or under applicable Law. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

14.    Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, email or overnight courier:
If to EnCap, addressed to:
EnCap Investments, L.P.
1100 Louisiana Street, Suite 4900
Houston, Texas 77002
Attention:    Douglas E. Swanson, Jr.
Tel: (713) 659-6100
Fax: (713) 659-6130

with copies (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention:        W. Matthew Strock
Tel: (713) 758-3452
Fax: (713) 615-5650
If to Contributor, addressed to:
Sabalo Energy, LLC
800 N Shoreline Blvd, Suite 900N
Corpus Christi, TX 78401
Attention:     Philip Bell
Email:     pbell@sabaloenergy.com
with copies (which shall not constitute notice) to:
Bracewell LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Attention:    W. James McAnelly
Tel: (713) 221-1194
Fax: (800) 404-3970

If to Acquiror Parties, addressed to:
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attention: Robert J. Anderson, President
Tel: (281) 298-4246
Fax: (281) 298-4272

with a copy (which shall not constitute notice) to:
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Attention:    Reid A. Godbolt
Adam J. Fogoros
Tel: (303) 573-1600
Fax: (303) 573-8133
15.    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.
16.    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
17.    GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The Parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the Federal courts of the United States of America located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement, and in respect of the transactions contemplated by this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

18.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
19.    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if said Court of Chancery shall lack subject matter jurisdiction, any Federal court of the United States of America located in the County of New Castle, Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 19, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
20.    Assignment; Successors. This Agreement shall not be assignable by operation of law or otherwise. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Any purported assignment in violation of this Agreement shall be null and void.
21.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
22.    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
23.    No Presumption Against Drafting Party. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
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IN WITNESS WHEREOF, the Parties have caused to be executed or executed this Agreement as of the date first written above.
ENCAP:
ENCAP INVESTMENTS, L.P.

By:    EnCap Investments GP, L.L.C.,
its general partner

By:    /s/ Douglas E. Swanson Jr.
Name:    Douglas E. Swanson Jr.
Title:    Managing Partner

Signature Page to Support and Standstill Agreement

CONTRIBUTOR:
SABALO HOLDINGS, LLC

By:    /s/ Barry Clark
Name:    Barry Clark
Title:    President

Signature Page to Support and Standstill Agreement

ACQUIROR:
EARTHSTONE ENERGY HOLDINGS, LLC

By:    /s/ Robert J. Anderson
Name:    Robert J. Anderson
Title:    President

ACQUIROR PARENT:
EARTHSTONE ENERGY, INC.

By:    /s/ Robert J. Anderson
Name:    Robert J. Anderson
Title:    President

Signature Page to Support and Standstill Agreement